TIMKEN

Timken Reports Fourth-Quarter and Full-Year 2020 Results; Expects Strong Growth in 2021

•Posted fourth-quarter sales of $892 million, down less than one percent from last year
•Fourth-quarter earnings per diluted share were $0.69 on a GAAP basis, with adjusted EPS of $0.84
•Achieved full-year 2020 earnings per diluted share of $3.72 on a GAAP basis, with adjusted EPS of $4.10
•Generated strong full-year 2020 net operating cash flow of $578 million and free cash flow of $456 million
•Company expects strong revenue growth in 2021; sets initial outlook for 2021 earnings per diluted share of $4.45-$4.85 on a GAAP basis, with adjusted EPS of $4.70 to $5.10

NORTH CANTON, Ohio: February 4, 2021 — The Timken Company (NYSE: TKR; www.timken.com), a world leader in engineered bearings and power transmission products, today reported fourth-quarter 2020 sales of $891.7 million, down 0.5 percent from the same period a year ago, as the net impact of lower demand offset the favorable impact of acquisitions, currency translation and pricing.

Timken posted net income of $53.1 million or $0.69 per diluted share in the fourth quarter, versus net income of $113.5 million or $1.48 per diluted share for the same period a year ago. The year-over-year decrease in GAAP net income was primarily driven by the net unfavorable impact of special items (detailed in the attached tables), including pension remeasurements and discrete taxes.

Excluding special items, adjusted net income in the fourth quarter was $65.0 million or $0.84 per diluted share versus adjusted net income of $64.3 million or $0.84 per diluted share for the same period in 2019. The slight increase in adjusted net income reflects lower operating expenses resulting from cost reduction initiatives and reduced interest and tax expense, which offset the impact of lower volume and unfavorable price/mix and currency.

Net cash from operations for the fourth quarter was $120.5 million, and free cash flow was $84.6 million. During the quarter, Timken returned $29 million of cash to shareholders with the payment of its 394th consecutive quarterly dividend and the repurchase of 100 thousand shares of company stock. Timken also completed the acquisition of the assets of Aurora Bearing Company, which builds on the company’s global leadership in engineered bearings.

“Fourth quarter revenue came in above our expectations, and we generated strong cash flow to finish out a solid year in a turbulent market environment,” said Richard G. Kyle, Timken president and chief executive officer. “Our full-year operating margin performance was very good despite the decline in revenue from the global pandemic. In 2020, Timken demonstrated its resiliency and ability to generate strong financial performance through challenging end markets. During the COVID-19 pandemic, we prioritized employee safety, served customers, reduced costs and strengthened our financial position, while investing for future growth. This performance demonstrates the power of Timken – a more diverse, higher-performing industrial company.”

1

TIMKEN

2020 Full-Year Results and Highlights

For 2020, sales were $3.5 billion, down 7.3 percent compared with 2019. The decline was driven by lower demand in most end markets, due to the broad economic slowdown caused by COVID-19, and unfavorable currency, partially offset by significant growth in renewable energy and the favorable impact of acquisitions.

Net income was $284.5 million or $3.72 per diluted share for the year, compared with net income of $362.1 million or a record $4.71 per diluted share a year ago. The year-over-year decline reflects the impact of lower volume and related manufacturing utilization, unfavorable currency, and the net unfavorable impact from special items (detailed in the attached tables), partially offset by lower selling, general and administrative (SG&A) expenses resulting from cost reduction initiatives, lower material and logistics costs and the benefit of acquisitions.

Excluding special items, adjusted net income was $313.1 million or adjusted earnings of $4.10 per diluted share in 2020. This compares with adjusted net income of $353.8 million or record adjusted earnings of $4.60 per diluted share in 2019.

Timken generated strong cash flow in 2020, with net cash from operations for the full year of $577.6 million, and free cash flow of $456.0 million. During the year, the company reduced gross debt by $166 million and net debt by $276 million. The company ended the year with net debt to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) at 1.9 times compared to 2.1 times at the end of 2019.

Additionally, Timken paid dividends totaling $1.13 per share in 2020, which represents its seventh consecutive year of annual dividend increases, and repurchased 1.1 million shares of company stock. Between dividends and share repurchases, the company returned a total of $136 million of cash to shareholders in 2020.

Renewable energy sales increased significantly in 2020 and is now the company’s largest individual sector at over 12 percent of total sales. During the year, Timken announced more than $75 million in capital investments to increase the company’s renewable energy capabilities across its global footprint. This latest round of investments strengthens Timken’s commitment to the renewable energy sector and reinforces the company’s positive long-term growth outlook for its wind and solar business.

Fourth-Quarter 2020 Segment Results

Process Industries sales of $458.0 million increased 1.5 percent from the same period a year ago. The year-over-year increase was driven primarily by strong growth in renewable energy, higher marine revenue, the favorable impact of currency translation, positive pricing and the benefit of acquisitions, partially offset by lower revenue in distribution and other industrial sectors.

EBITDA for the quarter was $99.9 million or 21.8 percent of sales, compared with EBITDA of $96.8 million or 21.5 percent of sales for the same period a year ago. The increase in EBITDA was driven primarily by the impact of cost reduction initiatives and favorable manufacturing performance, partially offset by the impact of lower volume and the unfavorable impact of price/mix and currency.

Excluding special items (detailed in the attached tables), adjusted EBITDA in the quarter was $102.4 million or 22.4 percent of sales, compared with $98.3 million or 21.8 percent of sales in the fourth quarter last year.

2

TIMKEN

Mobile Industries sales of $433.7 million decreased 2.6 percent compared with the same period a year ago. The decline was driven primarily by lower shipments in the rail, aerospace and automotive sectors, partially offset by growth in the off-highway and heavy truck sectors and the benefit of acquisitions.

EBITDA for the quarter was $54.6 million or 12.6 percent of sales, compared with EBITDA of $57.5 million or 12.9 percent of sales for the same period a year ago. The decrease in EBITDA reflects the impact of lower volume and the unfavorable impact of price/mix and currency, partially offset by the impact of cost reduction initiatives and the net favorable impact from special items (detailed in the attached tables) in the quarter.

Excluding special items, adjusted EBITDA in the quarter was $53.9 million or 12.4 percent of sales, compared with $60.3 million or 13.5 percent of sales in the fourth quarter last year.

2021 Outlook

Timken anticipates 2021 earnings per diluted share to range from $4.45 to $4.85 for the full year on a GAAP basis. Excluding special items (detailed in the attached tables), the company expects 2021 adjusted earnings per diluted share ranging from $4.70 to $5.10, which at the midpoint is up almost 20 percent versus 2020. At the midpoint of the outlook, the company expects 2021 revenue to be up approximately 12 percent in total versus 2020.

“We plan to deliver strong sales and earnings growth in 2021, driven by improving industrial markets, an active pipeline of new business wins and continued outgrowth in sectors like renewable energy and marine,” said Kyle. “While we anticipate some near-term uncertainty and supply chain challenges related to the COVID-19 pandemic, we are seeing sequential strengthening in our business to start the year and we believe a sustainable industrial expansion is underway. Timken expects to deliver another year of solid margin performance and cash generation, while maintaining industry-leading customer service. We are well-positioned for the opportunities that lie ahead as we continue to advance Timken as a global industrial leader in 2021 and beyond.”

Conference Call Information

Timken will host a conference call today at 11 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call: Thursday, February 4, 2021
11:00 a.m. Eastern Time
Live Dial-In: 800-458-4121
Or +1 323-794-2093
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 4Q Earnings Call
Or Click to Join: http://tmkn.biz/3rYiKC8

Conference Call Replay: Replay Dial-In available through
February 18, 2021:
888-203-1112 or 719-457-0820
Replay Passcode: 7727792

Live Webcast: http://investors.timken.com

3

TIMKEN

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) designs a growing portfolio of engineered bearings and power transmission products. With more than a century of knowledge and innovation, we continuously improve the reliability and efficiency of global machinery and equipment to move the world forward. Timken posted $3.5 billion in sales in 2020 and employs more than 17,000 people globally, operating from 42 countries.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance and cost reduction measures, including information under the heading “2021 Outlook," are forward-looking.

The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the fourth quarter and full-year of 2020; the company's ability to respond to the changes in its end markets that could affect demand for the company's products or services; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in material and energy costs; the impact of changes to the company’s accounting methods; political risks associated with government instability; recent world events that have increased the risks posed by international trade disputes, tariffs and sanctions; weakness in global or regional economic conditions and capital markets; the company’s ability to satisfy its obligations under its debt agreements and renew or refinance borrowings on favorable terms; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies, including realizing any accretion within expected timeframes or at all; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; the introduction of new disruptive technologies; unplanned plant shutdowns; the effects of government-imposed restrictions meant to address climate change; unanticipated litigation, claims, investigations or assessments; the company’s ability to maintain positive relations with unions and works councils; negative impacts to the company’s business, results of operations, financial position or liquidity as a result of COVID-19 or other epidemics and associated governmental measures such as restrictions on travel and manufacturing operations; and the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2019, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

###

Media Relations:
Scott Schroeder
234.262.6420
scott.schroeder@timken.com

Investor Relations:
Neil Frohnapple
234.262.2310
neil.frohnapple@timken.com

4

TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except share data) (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net sales	$891.7	$896.2	$3,513.2	$3,789.9
Cost of products sold	654.7	640.2	2,503.3	2,648.1
Gross Profit	237.0	256.0	1,009.9	1,141.8
Selling, general & administrative expenses	135.7	159.2	533.8	618.6
Impairment and restructuring charges	2.5	3.3	21.2	6.8
Operating Income	98.8	93.5	454.9	516.4
Non-service pension and other postretirement (expense) income	(18.2)	24.3	(4.7)	10.2
Other (expense) income, net	(2.1)	2.5	(1.1)	13.0
Acquisition-related gain	11.1	—	11.1	—
Interest expense, net	(14.6)	(15.2)	(63.9)	(67.2)
Income Before Income Taxes	75.0	105.1	396.3	472.4
Provision for (benefit from) income taxes	19.7	(12.7)	103.9	97.7
Net Income	55.3	117.8	292.4	374.7
Less: Net income attributable to noncontrolling interest	2.2	4.3	7.9	12.6
Net Income Attributable to The Timken Company	$53.1	$113.5	$284.5	$362.1
Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$0.70	$1.51	$3.78	$4.78

Diluted Earnings per share	$0.69	$1.48	$3.72	$4.71

Average Shares Outstanding	75,518,839	75,383,088	75,354,280	75,758,123
Average Shares Outstanding - assuming dilution	77,177,124	76,823,213	76,401,366	76,896,565

5

TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2020	2019	2020	2019

Mobile Industries
Net sales	$433.7	$445.1	$1,671.6	$1,893.9
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$54.6	$57.5	$232.5	$284.9
EBITDA Margin (1)	12.6%	12.9%	13.9%	15.0%
Process Industries
Net sales	$458.0	$451.1	$1,841.6	$1,896.0
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$99.9	$96.8	$442.9	$466.6
EBITDA Margin (1)	21.8%	21.5%	24.0%	24.6%
Corporate earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$(12.5)	$(14.8)	$(40.7)	$(55.4)
Corporate pension and other postretirement benefit related (expense) income (2)	(21.6)	21.0	(18.5)	4.1
Acquisition-related gain (3)	11.1	—	11.1	—

Consolidated
Net sales	$891.7	$896.2	$3,513.2	$3,789.9
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$131.5	$160.5	$627.3	$700.2
EBITDA Margin (1)	14.7%	17.9%	17.9%	18.5%

(1) EBITDA is a non-GAAP measure defined as operating income plus other income (expense) and excluding depreciation and amortization. EBITDA Margin is a non-GAAP measure defined as EBITDA as a percentage of net sales. EBITDA and EBITDA Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBITDA and EBITDA Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

(2) Corporate pension and other postretirement benefit related (expense) income primarily represent actuarial (losses) and gains that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (losses) and gains in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(3) The acquisition-related gain represents a bargain purchase price gain on the acquisition of the assets of Aurora Bearing Company ("Aurora") acquired on November 30, 2020.

6

TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$320.3	$209.5
Restricted cash	0.8	6.7
Accounts receivable, net	581.1	545.1
Unbilled receivables	110.9	129.2
Inventories, net	841.3	842.0
Other current assets	145.9	142.1
Total Current Assets	2,000.3	1,874.6
Property, plant and equipment, net	1,035.6	989.2
Operating lease assets	118.2	114.1
Goodwill and other intangible assets	1,789.0	1,752.2
Non-current pension assets	2.0	3.4
Non-current other postretirement benefit assets	—	36.6
Other assets	96.5	89.8
Total Assets	$5,041.6	$4,859.9
LIABILITIES
Accounts payable	$351.4	$301.7
Short-term debt, including current portion of long-term debt	130.7	82.0
Short-term operating lease liabilities	27.2	28.3
Income taxes	16.1	17.8
Accrued expenses	322.6	306.8
Total Current Liabilities	848.0	736.6
Long-term debt	1,433.9	1,648.1
Accrued pension benefits	163.0	165.1
Accrued postretirement benefits	41.3	31.8
Long-term operating lease liabilities	75.5	71.3
Other non-current liabilities	254.7	252.2
Total Liabilities	2,816.4	2,905.1
EQUITY
The Timken Company shareholders' equity	2,152.9	1,868.2
Noncontrolling Interest	72.3	86.6
Total Equity	2,225.2	1,954.8
Total Liabilities and Equity	$5,041.6	$4,859.9

7

TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2020	2019	2020	2019
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net Income	$55.3	$117.8	$292.4	$374.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41.9	40.2	167.1	160.6
Stock-based compensation expense	4.0	6.4	23.2	27.1
Pension and other postretirement expense (income)	21.3	(21.0)	17.4	2.2
Pension and other postretirement benefit contributions and payments	(7.7)	(6.3)	(20.6)	(43.4)
Changes in operating assets and liabilities:
Accounts receivable	7.0	30.5	(20.7)	24.1
Unbilled receivables	30.4	22.4	18.5	(12.6)
Inventories	(20.5)	12.9	27.4	50.7
Accounts payable	19.8	27.3	22.6	19.9
Accrued expenses	5.7	1.9	55.1	(26.8)
Income taxes	(20.4)	(33.8)	(14.7)	(23.1)
Other, net	(16.3)	(3.0)	9.9	(3.3)
Net Cash Provided by Operating Activities	$120.5	$195.3	$577.6	$550.1
INVESTING ACTIVITIES
Capital expenditures	$(35.9)	$(57.7)	$(121.6)	$(140.6)
Acquisitions, net of cash received	(17.3)	(143.8)	(24.0)	(226.5)
Investments, net	1.0	(4.3)	(9.4)	(4.2)
Other, net	0.1	3.1	1.5	6.3
Net Cash Used in Investing Activities	$(52.1)	$(202.7)	$(153.5)	$(365.0)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(22.0)	$(21.1)	$(87.0)	$(84.9)
Purchase of treasury shares	(7.0)	(6.6)	(49.3)	(62.7)
Proceeds from exercise of stock options	19.2	17.6	37.4	27.5
Payments related to tax withholding for stock-based compensation	(4.0)	(6.1)	(16.0)	(15.4)
Net (payments) proceeds from credit facilities	(55.5)	55.2	(131.5)	97.0
Net payments on long-term debt	(2.9)	(2.3)	(66.1)	(60.0)
Other, net	(1.2)	—	(18.6)	(2.2)
Net Cash (Used in) Provided by Financing Activities	$(73.4)	$36.7	$(331.1)	$(100.7)
Effect of exchange rate changes on cash	12.1	5.0	11.9	(1.4)
Increase in Cash, Cash Equivalents and Restricted Cash	$7.1	$34.3	$104.9	$83.0
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	314.0	181.9	216.2	133.1
Cash, Cash Equivalents and Restricted Cash at End of Period	$321.1	$216.2	$321.1	$216.1

8

TIMKEN

Reconciliations of Adjusted Net Income to GAAP Net Income and Adjusted Earnings Per Share to GAAP Earnings Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	EPS	2019	EPS	2020	EPS	2019	EPS
Net Income Attributable to The Timken Company	$53.1	$0.69	$113.5	$1.48	$284.5	$3.72	$362.1	$4.71

Adjustments: (1)
Impairment, restructuring and reorganization charges (2)	$4.1		$5.3		$29.0		$9.8
Property (recoveries) losses and related expenses (3)	(1.7)		1.1		(5.5)		7.6
Acquisition-related charges (4)	—		4.7		3.7		15.5
Acquisition-related gain (5)	(11.1)		—		(11.1)		—
Brazil legal matter (6)	—		(1.5)		—		1.8
Gain on sale of real estate	(0.4)		(2.8)		(0.4)		(4.5)
Corporate pension and other postretirement benefit related expense (income) (7)	21.6		(21.0)		18.5		(4.1)
Tax indemnification and related items	0.5		0.2		0.5		0.7
Noncontrolling interest of above adjustments	(0.1)		(0.4)		(0.1)		(0.5)
Provision for income taxes (8)	(1.0)		(34.8)		(6.0)		(34.6)
Total Adjustments:	11.9	0.15	(49.2)	(0.64)	28.6	0.38	(8.3)	(0.11)
Adjusted Net Income Attributable to The Timken Company	$65.0	$0.84	$64.3	$0.84	$313.1	$4.10	$353.8	$4.60

(1) Adjustments are pre-tax, with the net tax provision listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants, (iii) severance related to cost reduction initiatives and (iv) related depreciation and amortization. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(3) Represents property loss and related expenses during the periods presented (net of insurance recoveries received in 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

(4) Acquisition-related charges in 2020 primarily related to the BEKA Lubrication ("BEKA") and Aurora acquisitions, including transaction costs and inventory step-up impact. Acquisition-related charges in 2019 primarily related to the Rollon S.p.A. ("Rollon"), The Diamond Chain Company ("Diamond Chain"), and BEKA acquisitions, including transaction costs and inventory step-up impact. Acquisition-related charges in 2019 also include transaction costs related to the acquisition of the joint venture partner's interest in Timken-XEMC (Hunan) Bearing Co., Ltd.

(5) The acquisition-related gain represents a bargain purchase price gain on the acquisition of the assets of Aurora acquired on November 30, 2020.

(6) The Brazil legal matter represents expense recorded to establish a liability associated with an investigation into alleged antitrust violations in the bearing industry that was settled in the fourth quarter of 2019.

(7) Corporate pension and other postretirement benefit related expense (income) represent actuarial losses and (gains) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial losses and (gains) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(8) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods, including the reduction of a valuation allowance in the fourth quarter of 2019 of $39.2 million, as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

9

TIMKEN

Reconciliation of EBITDA to GAAP Net Income, EBITDA Margin to Net Income as a Percentage of Sales, and EBITDA Margin, After Adjustments, to Net Income as a Percentage of Sales, and EBITDA, After Adjustments, to Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that adjusted EBITDA, adjusted EBITDA margin and EBITDA margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	Percentage to Net Sales	2019	Percentage to Net Sales	2020	Percentage to Net Sales	2019	Percentage to Net Sales
Net Income	$55.3	6.2%	$117.8	13.1%	$292.4	8.3%	$374.7	9.9%

Provision for income taxes	19.7		(12.7)		103.9		97.7
Interest expense	15.3		16.6		67.6		72.1
Interest income	(0.7)		(1.4)		(3.7)		(4.9)
Depreciation and amortization	41.9		40.2		167.1		160.6
Consolidated EBITDA	$131.5	14.7%	$160.5	17.9%	$627.3	17.9%	$700.2	18.5%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$3.8		$4.6		$25.9		$9.1
Property (recoveries) losses and related expenses (2)	(1.7)		1.1		(5.5)		7.6
Acquisition-related charges (3)	—		4.7		3.7		15.5
Acquisition-related gain (4)	(11.1)		—		(11.1)		—
Brazil legal matter (5)	—		(1.5)		—		1.8
Gain on sale of real estate	(0.4)		(2.8)		(0.4)		(4.5)
Corporate pension and other postretirement benefit related expense (income) (6)	21.6		(21.0)		18.5		(4.1)
Tax indemnification and related items	0.5		0.2		0.5		0.7
Total Adjustments	12.7	1.5%	(14.7)	(1.6)%	31.6	0.9%	26.1	0.7%
Adjusted EBITDA	$144.2	16.2%	$145.8	16.3%	$658.9	18.8%	$726.3	19.2%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Represents property loss and related expenses during the periods presented (net of insurance recoveries received in 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

(3) Acquisition-related charges in the 2020 primarily related to the BEKA and Aurora acquisitions, including transaction costs and inventory step-up impact. Acquisition-related charges in 2019 primarily related to the Rollon, Diamond Chain and BEKA acquisitions, including transaction costs and inventory step-up impact.

(4) The acquisition-related gain represents a bargain purchase price gain on the acquisition of the assets of Aurora acquired on November 30, 2020.

(5) The Brazil legal matter represents expense recorded to establish a liability associated with an investigation into alleged antitrust violations in the bearing industry that was settled in the fourth quarter of 2019.

(6) Corporate pension and other postretirement benefit related expense (income) represent actuarial losses and (gains) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial losses and (gains) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

10

TIMKEN

Reconciliation of segment EBITDA Margin, After Adjustments, to segment EBITDA as a Percentage of Sales and segment EBITDA, After Adjustments, to segment EBITDA:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBITDA and adjusted EBITDA margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
	Three Months Ended December 31,				Twelve Months Ended December 31,
(Dollars in millions)	2020	Percentage to Net Sales	2019	Percentage to Net Sales	2020	Percentage to Net Sales	2019	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$54.6	12.6%	$57.5	12.9%	$232.5	13.9%	$284.9	15.0%
Impairment, restructuring and reorganization charges (1)	1.1		3.1		11.3		5.2
Gain on sale of real estate	(0.4)		(2.8)		(0.4)		(4.5)
Property (recoveries) losses and related expenses (2)	(1.7)		1.1		(5.5)		7.6
Acquisition-related charges (3)	—		1.4		2.1		1.5
Tax indemnification	0.3		—		0.3		—
Adjusted EBITDA	$53.9	12.4%	$60.3	13.5%	$240.3	14.4%	$294.7	15.6%

Process Industries
	Three Months Ended December 31,				Twelve Months Ended December 31,
(Dollars in millions)	2020	Percentage to Net Sales	2019	Percentage to Net Sales	2020	Percentage to Net Sales	2019	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$99.9	21.8%	$96.8	21.5%	$442.9	24.0%	$466.6	24.6%
Impairment, restructuring and reorganization charges (1)	2.5		1.1		14.0		3.5
Acquisition-related charges (3)	—		0.4		1.0		8.3
Adjusted EBITDA	$102.4	22.4%	$98.3	21.8%	$457.9	24.9%	$478.4	25.2%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Represents property loss and related expenses during the periods presented (net of insurance recoveries received in 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

(3) Acquisition-related charges in the 2020 primarily related to the inventory step-up impact of the BEKA and Aurora acquisitions. Acquisition-related charges in 2019 primarily related to the inventory step-up impact of the Rollon, Diamond Chain and BEKA acquisitions.

11

TIMKEN

Reconciliation of Total Debt to Net Debt, the Ratio of Net Debt to Capital, and the Ratio of Net Debt to Adjusted EBITDA:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash and cash equivalents plus total shareholders' equity. Management believes Net Debt, the Ratio of Net Debt to Capital, Adjusted EBITDA (see below), and the Ratio of Net Debt to Adjusted EBITDA are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand.

(Dollars in millions)
			December 31, 2020	December 31, 2019
Short-term debt, including current portion of long-term debt			$130.7	$82.0
Long-term debt			1,433.9	1,648.1
Total Debt			$1,564.6	$1,730.1
Less: Cash and cash equivalents			(320.3)	(209.5)
Net Debt			$1,244.3	$1,520.6

Total Equity			$2,225.2	$1,954.8

Ratio of Net Debt to Capital			35.9%	43.8%

Adjusted EBITDA for the Twelve Months Ended			$658.9	$726.3

Ratio of Net Debt to Adjusted EBITDA			1.9	2.1

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$120.5	$195.3	$577.6	$550.1
Less: capital expenditures	(35.9)	(57.7)	(121.6)	(140.6)
Free cash flow	$84.6	$137.6	$456.0	$409.5

12

TIMKEN

Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2021 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$4.45	$4.85

Forecasted Adjustments:
Restructuring and other special items, net (1)	0.25	0.25
Total Adjustments:	$0.25	$0.25
Forecasted full year adjusted diluted earnings per share	$4.70	$5.10

(1) Restructuring and other special items, net do not include the impact of any potential mark-to-market pension and other postretirement remeasurement adjustments, because the amounts will not be known until incurred.

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities for Full Year 2021 Outlook:
(Unaudited)
Forecasted full year free cash flow is a non-GAAP measure that is useful to investors because it is representative of the Company's expectation of cash that will be generated from operating activities and available for the execution of its business strategy.
(Dollars in Millions)		Free Cash Flow Outlook
Net cash provided by operating activities		$450.0
Less: capital expenditures		(150.0)
Free cash flow		$300.0

13